UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 19, 2016
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 19, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected all seven persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified. The Company’s shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, approved an advisory vote on the compensation of the Company’s executive officers as disclosed in the proxy statement for the Annual Meeting, approved the material terms of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code, and approved a shareholder proposal regarding proxy access. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Withheld	Broker Non-Votes

Lawrence J. Lukis	21,698,430	287,243	3,023,155
Victoria M. Holt	21,740,594	245,079	3,023,155
Archie C. Black	21,299,428	686,245	3,023,155
Rainer Gawlick	21,301,939	683,734	3,023,155
John B. Goodman	21,502,930	482,743	3,023,155
Brian K. Smith	21,299,969	685,704	3,023,155
Sven A. Wehrwein	21,761,464	224,209	3,023,155

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
24,915,800	49,661	43,367	0

Proposal 3. Advisory approval of executive compensation.

For	Against	Abstain	Broker Non-Votes
21,306,313	608,749	70,611	3,023,155

Proposal 4. Approval of the material terms of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Votes
15,590,249	6,339,207	56,217	3,023,155

Proposal 5. Shareholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-Votes
15,508,943	6,346,405	130,325	3,023,155

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: May 19, 2016	/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer